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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date earliest event reported) December 28, 2000

                          CORAM HEALTHCARE CORPORATION
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               (Exact name of registrant as specified in charter)


              Delaware                1-11343                 33-0615337
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(State or other jurisdiction        (Commission            (IRS Employer
     of incorporation)              File Number)         Identification No.)


    1125 Seventeenth Street, Suite 2100, Denver, Colorado          80202
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        (Address of principal executive offices)                 (Zip code)


Registrant's telephone number, including area code (303) 292-4973
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          (Former name or former address, if changed since last report)


         Indicate by check mark whether the registrant has filed all documents and reports required to be filed by Sections 12, 13 or 15(d) of the Securities Exchange Act of 1934 subsequent to the distribution of securities under a plan confirmed by a court. Yes [X] No [ ]

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ITEM 5.  OTHER EVENTS

On August 8, 2000, Coram Healthcare Corporation and its wholly-owned first tier subsidiary, Coram, Inc. (collectively the "Debtors"), filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code. As of such date, the Debtors are operating as debtors-in-possession subject to the jurisdiction of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court").

On December 28, 2000, the Debtors announced the Bankruptcy Court's approval of the their request to convert a sufficient amount of debt and related accrued interest to equity in the form of Coram, Inc. Series A Cumulative Preferred Stock in order to maintain compliance with the physician ownership and referral provisions of the Omnibus Budget Reconciliation Act of 1993 (commonly referred to as "Stark II"). A copy of the related December 28, 2000 press release is attached hereto as Exhibit 99.1.

On December 29, 2000, at the direction of Coram Healthcare Corporation's Board of Directors, a Certificate of Designation, Preferences And Relative, Participating, Optional And Other Special Rights Of Preferred Stock And Qualifications, Limitations And Restrictions Thereof was filed by Coram, Inc. with the Delaware Secretary of State for a new series of Coram, Inc. capital stock (designated as Series A Cumulative Preferred Stock, $0.001 par value per share). A copy of the related Certificate of Designation is attached hereto as
Exhibit 4.1. On such date, the Securities Exchange Agreement, dated May 6, 1998, among the Debtors and Cerberus Partners, L.P., Goldman Sachs Credit Partners, L.P. and Foothill Capital Corporation (collectively the "Holders") was amended via "Amendment No. 4," and an Exchange Agreement was simultaneously executed among the Debtors and the Holders. Pursuant to such arrangements, the Holders agreed to exchange approximately $97.7 million aggregate principal amount of Series A Senior Subordinated Unsecured Notes ("Series A Notes") and $11.6 million of unpaid accrued contractual interest on the Series A Notes and certain Series B Senior Subordinated Convertible Notes ("Series B Notes") through December 29, 2000 for 905 shares of Coram, Inc. Series A Cumulative Preferred Stock. Following the exchange, the Holders retain approximately $61.2 million aggregate principal amount of Series A Notes and $92.1 million aggregate principal amount of Series B Notes. Moreover, the per annum interest rate on both the Series A Notes and the Series B Notes has been modified to 9.0% and the scheduled maturity date of such indebtedness was extended to June 30, 2001. For other terms and conditions of the Series A Cumulative Preferred Stock, amended Series A Notes and amended Series B Notes, including liquidation preferences, voting rights and debt covenant requirements, see Exhibits 4.1, 10.1 and 10.2 attached hereto.

In connection with the aforementioned transactions, the Debtors anticipate recognition of a troubled debt restructuring gain of approximately $108 million, which should enable them to comply with the public company equity exemption provided under Stark II.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

              (c)     Exhibits

              Exhibit
              Number       Description of Document
              ------       -----------------------

              4.1 Certificate of Designation, Preferences And Relative, Participating, Optional And Other Special Rights Of Preferred Stock And Qualifications, Limitations And Restrictions Thereof, dated December 29, 2000, describing the terms, preferences, rights and limitations of the Coram, Inc. Series A Cumulative Preferred Stock.

              10.1 Amendment No. 4, dated December 29, 2000, in respect of the Securities Exchange Agreement, dated as of May 6, 1998, among Coram Healthcare Corporation, Coram, Inc., Cerberus Partners, L.P., Goldman Sachs Credit Partners, L.P. and Foothill Capital Corporation.

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              10.2        Exchange Agreement, dated December 29, 2000, among
                          Coram, Inc., Goldman Sachs Credit Partners, L.P., Cerberus Partners, L.P. and Foothill Capital Corporation.

              99.1 Press release, issued December 28, 2000, announcing the approval by the United States Bankruptcy Court for the District of Delaware of the conversion of debt to equity in the form of Coram, Inc. Series A Cumulative Preferred Stock.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      CORAM HEALTHCARE CORPORATION



Date:  April 4, 2001                  By:  /s/  SCOTT R. DANITZ
                                         ---------------------------------------
                                         Name:  Scott R. Danitz
                                         Title: Senior Vice President, Chief
                                                Financial Officer and Treasurer